Exhibit 10.94

THIS CONVERTIBLE PROMISSORY NOTE (AS MAY BE AMENDED FROM TIME TO TIME, THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF OR EXEMPTION UNDER THE SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

Aggregate Principal Amount: $1,500,000	Dated as of August 20, 2025

WHEREAS, Seven Knots, LLC, a Montana limited liability company (the “Holder”) entered into a Note Purchase Agreement with Tamas Gottdiener, dated August 20, 2025, with a purchase price of $14,054,165 (the “Gottdiener NPA”), pursuant to which the Holder agreed to purchase convertible notes (the “Gottdiener Notes”) issued by Hub Cyber Security Ltd., a company incorporated under the laws of the State of Israel (the “Company”), having an aggregate principal amount plus accrued interest equal to said amount;

WHEREAS, the Gottdiener Notes had reached the maturity date thereof, and the Company requested that the Holder purchase them in order to avoid a default;

WHEREAS, the Company has agreed to issue this Note to the Holder as full compensation for entering into the Gottdiener NPA, and the Holder desires to accept this Note;

WHEREAS, the Company acknowledges that the acceptance of this Note does not in any way prejudice any rights belonging to the Holder under the Gottdiener Note;

NOW, THEREFORE, FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, the Company hereby promises to pay to the Holder, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) or such lesser amount as shall remain unpaid under this Note on the Maturity Date (as defined herein), provided, however, that subject to Section 10, all payments on this Note shall be made by way of conversion into Ordinary Shares of the Company, no par value (“Ordinary Shares”).

1. Principal; Conversion. Subject to Sections 9 and 10, the entire unpaid principal balance of this Note shall be due and payable on August 20, 2026 (the “Maturity Date”) by way of conversion into a number of Ordinary Shares, at a price of $3.00, provided, however, that at any time, at the option of the Holder, the Holder may convert (each, an “Alternate Optional Conversion”) all, or any part, of this Note into Ordinary Shares at the Alternate Optional Conversion Price, subject to Section 10e. The lower price shall be referred to herein as the “Conversion Price.”

“Alternate Optional Conversion Price” means that price which shall be the lower of (i) the Conversion Price as in effect on the applicable conversion date of the applicable Alternate Optional Conversion, and (ii) 95% of the lowest VWAP of the Ordinary Shares during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Optional Conversion Measuring Period”), provided that in each case the Conversion Price shall not be lower than twenty percent (20%) of the closing sale price reported by the Nasdaq Stock Market on the issuance date of this Note. All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during such Alternate Optional Conversion Measuring Period.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Nasdaq Stock Market (or, if the Nasdaq Stock Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization or other similar transaction during such period.

“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Ordinary Shares, any day on which the Ordinary Shares are traded on the Nasdaq Stock Market, or, if the Nasdaq Stock Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

Under no circumstances shall any individual, including but not limited to any officer, director, employee or equityholder of the Company, be obligated personally for any obligations or liabilities of the Company hereunder.

2. Reserved.

3. Holder Redemption Right. At any time on or after the issuance date of this Note, if the Company sells any Ordinary Shares pursuant to any equity line of credit, at-the-market offering or other similar transaction with any Person (each, an “Equity Line”) and each such sale, an “Eligible Equity Line Transaction”), the Holder shall have the right, in its sole discretion, to require that the Company redeem in cash (each an “Equity Line Transaction Optional Redemption”) all, or any portion, of this Note not in excess of (together with any other notes issued by the Company that the Company is required to redeem, in whole or in part, with proceeds of the such Equity Line Transaction pursuant to the terms of the applicable Equity Line) the Holder’s pro rata amount of 33% of the net proceeds of such Eligible Equity Line Transaction by delivering written notice thereof to the Company. The redemption price shall be 110% of amount of the Note being redeemed.

4. Reserved.

5. Security. This Note is a general unsecured obligation of the Company.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as of the date hereof as follows:

a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b. Due Authorization. All corporate action on the part of the Company’s directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Note has been taken and this Note constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor’s rights generally and (ii) general principles of equity.

c. Corporate Power. The Company has the requisite corporate power and authority to execute and deliver this Note to the Holder and to issue, and carry out and perform all of its obligations under, this Note.

d. Valid Issuance.

i. The Conversion Shares, when issued in accordance with the terms of this Note, will be duly and validly issued, fully paid and nonassessable and will be free of any liens, encumbrances, or restrictions on transfer other than restrictions on under applicable state and federal securities laws or as contemplated thereby.

ii. Assuming the accuracy of the representations made by the Holder in Section 7, the offer and sale of the Note and the Conversion Shares to the Holder in accordance with this Note are exempt from the registration and prospectus delivery requirements of the Securities Act, and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Holder is resident based upon its addresses set forth on the signature page, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

7. Representations, Warranties and Certain Agreements of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof as follows:

a. Organization, Good Standing and Qualification. The Holder is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

b. Authorization. This Note constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor’s rights generally and (ii) general principles of equity. The Holder represents that it has full power and authority to enter into this Note.

c. Purchase for Own Account. This Note and the Conversion Shares, if and when acquired, are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

d. Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to this Note and the Conversion Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Note and the Conversion Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 6.

e. Investment Experience. The Holder understands that the purchase of this Note and the Conversion Shares involves substantial risk. The Holder also understands that there can be no assurances that the Company will be able to repay this Note. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note and the Conversion Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in this Note and the Conversion Shares and protecting its own interests in connection with this investment.

f. Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

g. Restricted Securities. The Holder understands that this Note and the Conversion Shares are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder understands that the Company is under no obligation to register this Note or the Conversion Shares.

h. No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of this Note or the Conversion Shares.

i. Legends. It is understood that the certificates or book entries evidencing the Conversion Shares will bear (1) any legend required by the laws of the State of Delaware, including any legend required by the General Corporation Law of the State of Delaware, or any other state securities law and (2) the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

j. No “Bad Actor” Disqualification. No “bad actor” disqualifying event is applicable to the Holder. The Holder has exercised reasonable care to determine whether any disqualification event is applicable to the Holder.

8. Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

a. Failure to Pay. The Company’s failure to pay all or a portion of the unpaid principal balance of this Note to the Holder when due, whether at maturity, as a result of acceleration or otherwise.

b. Voluntary Bankruptcy. The commencement by the Company or any of its Significant Subsidiaries (as defined below) of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Company or any of its Significant Subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any of the foregoing. As used herein, “Significant Subsidiary” shall have the meaning set forth in Article I, Rule 1-02(w) of Regulation S-X promulgated by the SEC (or any successor rule); provided, that in each instance in such definition in which the term “10 percent” is used, the term “5 percent” shall be substituted therefor.

c. Involuntary Bankruptcy. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

d. Change of Control. (i) The majority of the board of directors of the Company has changed within a 12-month period unless a majority of the directors then in office endorsed the appointment or election of the new directors or (ii) the Company consummates a sale, lease or transfer of all or substantially all of the assets, lines of business or divisions of the Company and its subsidiaries in a single transaction or series of related transactions, taken as a whole, to any person or persons, other than solely to one or more of the Company’s wholly owned subsidiaries; provided, that, in no event shall the consummation of any transaction with the Holder or any of its affiliates constitute an Event of Default pursuant to this Section 8.d.

e. Delisting of the Company’s Ordinary Shares. At any time after the date hereof, the ordinary shares, no par value, of the Company (“Ordinary Shares”) are no longer listed, or is suspended from trading for a period of five (5) or more consecutive trading days, on any national securities exchange.

f. Representations and Warranties. Any representation or warranty made by the Company in this Note shall be untrue or incorrect in any material respect as of the date when made or deemed made.

g. Breach. The Company’s failure to observe or perform in all material respects any covenant or agreement contained in this Note.

9. Remedies.

a. Upon the occurrence of an Event of Default, the Holder may, by written notice to the Company, elect to convert this Note into Ordinary Shares at the Conversion Price, whereupon the unpaid principal balance of this Note, shall convert into Ordinary Shares at the Conversion Price without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

b. The Company will furnish to the Holder prompt written notice of the occurrence of any Event of Default.

10. Miscellaneous.

a. If at any time during the period between the date of this Note and any conversion of all or any portion of the unpaid principal balance of this Note, in accordance with this Note, any change in the outstanding shares of Ordinary Shares shall occur by reason of any stock split, reverse stock split, stock dividend, cash dividend, reorganization, recapitalization, reclassification, combination, exchanges of shares, rights, options, warrants, distributions, spin-off, tender offer, exchange offer or other change or transaction with respect to the Ordinary Shares (each, an “Adjustment Event”), any number or amount contained in this Note that is based on the price of an Ordinary Shares or a number of Ordinary Shares shall be equitably adjusted to the extent necessary to provide the Holder the same economic effect with respect to the Ordinary Shares as contemplated by this Note with respect to such conversion as of immediately prior to such Adjustment Event.

b. Upon any conversion of the principal balance of this Note, (i) the Holder shall surrender and deliver this Note, duly endorsed, to the Company against delivery of the Conversion Shares, (ii) in exchange for, and within one (1) business day following the receipt of, the surrendered Note, the Company shall, at the direction of the Holder, deliver (or cause to be delivered) to the Holder the Conversion Shares, which shall bear such legends as are required in the opinion of counsel to the Company, by applicable state and federal securities laws or by any other agreement between the Company and the Holder and the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Conversion Share upon such conversion. Upon such delivery of the Conversion Shares to the Holder, the converted portion of this Note shall automatically become fully paid and satisfied. To the extent Israeli withholding tax shall apply on any payment or issuance of shares upon the repayment or conversion of this Note, Company shall be entitled to withhold such tax in accordance with the applicable law unless provided with an applicable exemption (or approval of reduced tax withholding rate) issued by the Israel Tax Authority.

c. For purposes of this Note, “Conversion Shares” means any Ordinary Shares issued upon conversion of all or a portion of the principal balance of this Note.

d. Authorized Shares. So long as this Note is outstanding, the Company shall take all action necessary, including amending the Company’s governing documents to authorize and reserve the requisite number of Ordinary Shares, solely for the purpose of effecting the conversion of this Note, such that the number of shares of Conversion Shares shall be duly and validly authorized, reserved and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the Conversion Shares will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws or liens or encumbrances created by or imposed by the Holder.

e. Beneficial Ownership Limitation. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would “beneficially own” or “hold” (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934 Act, as amended (the “Exchange Act”)) or “hold” (as defined for purposes the Israeli Companies Law, 5759-1999 (the “Companies Law”)), as applicable, in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned or held by the Holder and the other Attribution Parties shall include the number of Ordinary Shares held by the Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred shares or warrants, including without limitation, the Warrants) beneficially owned or held by the Holder or any other Attribution Party subject to a limitation on conversion analogous to the limitation contained in this Section 10e For purposes of this Section 10e, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and holdings shall be calculated in accordance with the Companies Law (with, as applicable, such higher result governing any determination hereunder). For purposes of determining the number of outstanding Ordinary Shares the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Issuer on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership or holdings, as applicable, as determined pursuant to this Section 10e, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own or hold, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined in accordance with this Section 3(d)), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall have no rights with respect to the Excess Shares (including, without limitation, no power to vote or transfer the Excess Shares). Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and until the approval of the Company’s shareholders has been obtained therefor in accordance with the Companies Law and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the Ordinary Shares issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 10e to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 10e or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to a successor holder of this Note.

11. Notices. Any notice or communication by the Company or the Holder to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address included on the signature page hereto. The Company or the Holder, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. All notices and communications will be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) five (5) business days after being deposited in the mail, postage prepaid, if mailed; (c) when transmitted, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (d) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

12. Governing Law. THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, AND THE HOLDER BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

13. Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Holder. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights available in law or in equity. Each party hereto acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party hereto and that the remedy at law for any such breach would be inadequate. Each party hereto therefore agrees that, in the event of any such breach or threatened breach, the other party hereto shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto (such consent not to be unreasonably withheld, conditioned or delayed) and any attempted assignment without the required consent shall be void.

16. Transfer Procedures. If this Note is to be transferred as permitted under this Note, in whole or in part, the Holder shall surrender this Note to the Company, whereupon the Company will issue and deliver a new Note to the transferee and, if less than the entire unpaid principal balance of this Note held by the Holder is being transferred, a new Note to the Holder, representing the portion of the unpaid principal balance not being transferred.

17. Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a replacement Note.

18. Issuance of Replacement Notes. Whenever the Company is required to issue a new or replacement Note (a “Replacement Note”) pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the outstanding principal balance of this Note (or, in the case of a Replacement Note being issued pursuant to Section 17, the outstanding principal balance of this Note designated by the Holder which, when added to the aggregate outstanding principal balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the outstanding principal balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the issuance date of this Note, (iv) reserved, (v) shall have the same rights and conditions as this Note and (vi) shall be timely prepared and issued by the Company, but in any event the Company shall issue such Replacement Note not later than five (5) business days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Company in accordance with Section 17, as the case may be.

19. Counterparts. This Note may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The exchange of copies of this Note and signature pages by email in .pdf or ..tif format (and including any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Note as to the parties hereto and may be used in lieu of the original Note for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Note have caused this Note to be duly executed as of the date first written above.

HUB CYBER SECURITY LTD.

By:
Names: Noah Hershcoviz and Lior Davidsohn
Titles: CEO and Interim CFO
Address: 2 Kaplan Street, Tel Aviv 6473403, Israel
Email:

Accepted and agreed as of the date first written above.

SEVEN KNOTS, LLC

By:
Name:
Title:
Address:
Email:

[Signature Page to Convertible Promissory Note]